UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): July 29th, 2008

KINGS ROAD ENTERTAINMENT, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-14234	95-3587522
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

468 N. Camden Drive Beverly Hills, California (Address of principal executive offices)	90210 (Zip code)

Registrant’s telephone number, including area code: 310-278-9975

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed on December 27, 2007 by King’s Road Entertainment, Inc. (the “Company”) announcing the hiring of Sven Ebeling to serve as the Company’s Head of Production. At the time of Mr. Ebeling’s appointment, the terms and conditions relating to his employment were under negotiation.  The Production Services Agreement described in this Form 8-K/A is intended to regulate and provide compensation for Mr. Ebeling’s engagement as Head of Production for the Company.

Item 1.01. Entry into a Material Definitive Agreement.

On July 29, 2008, King’s Road Entertainment, Inc. (the “Company”) entered into a Production Services Agreement (the “PSA”) with West Coast Pictures, LLC (“WCP”). WCP owns approximately 37.1% of the outstanding shares of the Company’s common stock and has a proxy to vote another approximately 4.3% of the outstanding shares of the Company’s common stock. Sven Ebeling serves as both the Company’s Head of Production and as the manager of WCP. Monika Nosic is a director of the Company and a member of WCP.

Under the PSA, WCP will identify specific projects (“Projects”) it considers suitable for development by the Company, and if any of those Projects are accepted by the Company, the Company may engage WCP to develop such Projects. The Company may require WCP to provide or assist with all typical development and production tasks including but not limited to script development, budgeting, identifying key production personnel, casting and fund raising.

The Company has complete discretion to accept or reject any Project proposed for development by WCP. In addition, the Company may engage WCP to develop Projects already owned by the Company.

WCP will provide the Company with regular reports and updates on the Projects and consult with the Company in advance of any investment or expenditure. The Company will have the final right of approval of any expenditure of time or money on a Project. The Company may terminate WCP’s engagement on any Project at any time.

WCP will bill hours expended on Projects at a rate of $150 per hour, and the Company expects to pay WCP up to $30,000 per month for work on the Projects.

WCP made no guarantee in the PSA that any of the Projects will ultimately be produced.

WCP has agreed that any and all title and interest in the work performed by WCP on the Projects will be transferred to KRE for no additional compensation.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Explanatory Note and Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Production Services Agreement between West Coast Pictures, LLC and King’s Road Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGS ROAD ENTERTAINMENT, INC.

Date: August 4, 2008	By:	/s/ Philip Holmes
Philip Holmes, President/CEO